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                                                                   EXHIBIT 12(a)

RATIO OF EARNINGS TO FIXED CHARGES

Union Pacific Corporation and Subsidiary Companies
(Unaudited)

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
                                                                 Three Months Ended September 30,
                                                                 ------------------------------
Millions of Dollars, Except Ratios                                    2002                 2001
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
Earnings:
     Net income .............................................        $ 437                $ 267
     Undistributed equity earnings ..........................          (18)                 (19)
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Total earnings ..............................................          419                  248
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Income taxes ................................................          211                  163
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Fixed charges:
     Interest expense including amortization of debt discount          157                  175
     Portion of rentals representing an interest factor .....           11                   10
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Total fixed charges .........................................          168                  185
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Earnings available for fixed charges ........................        $ 798                $ 596
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Ratio of earnings to fixed charges ..........................          4.8                  3.2
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